EXHIBIT 10.1

Execution Copy
LIMITED WAIVER AND AMENDMENT NO. 1
TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This Limited Waiver and Amendment No. 1 to Amended and Restated Note Purchase Agreement (this “Amendment”), dated as of October 18, 2012 and made effective as of October 1, 2012, is made by and among (i) AEMETIS ADVANCED FUELS KEYES, INC. (f/k/a AE Advanced Fuels Keyes, Inc.), a Delaware corporation (“AEAFK”), AEMETIS FACILITY KEYES, INC., a Delaware corporation and successor-in-interest to Keyes Facility Acquisition Corp., a Delaware corporation (“Keyes Facility”, together with AEAFK, the “Borrowers”), AEMETIS, INC. (formerly known as AE Biofuels, Inc.), a Nevada corporation (“Parent”), and (ii) THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent for the Noteholders (“Agent”), THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND - INSIGHT FUND (“TEC Insight Fund Purchaser”) and SPROTT PC TRUST (“Sprott PC Trust Purchaser,” and together with TEC Insight Fund Purchaser, “Noteholders”).

RECITALS

A. The Borrowers, Agent and Noteholders entered into the Amended and Restated Note Purchase Agreement dated as of July 6, 2012 (as the same may be amended, restated, supplemented, revised or replaced from time to time, the “Agreement”).  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B. The Borrowers have requested, and the Agent and Noteholders have agreed, to provide a limited waiver and amendment to the Agreement on the terms and conditions contained herein.

AGREEMENT

SECTION 1.  Reaffirmation of Indebtedness.  The Borrowers hereby confirm that (a) as of October 1, 2012, the outstanding principal balance of the Notes and accrued and unpaid interest thereon (excluding any Default or Event of Default interest) is $51,376,155.76.

SECTION 2.  Amendments.  As of the date hereof, the following sections of the Agreement shall be and hereby are amended as follows:

(A)          Recitals Part of Agreement.  The foregoing recitals are hereby incorporated into and made a part of this Agreement, including all defined terms referenced therein.

(B)           Section 1.1 (Definitions).  Section 1.1 of the Agreement is hereby amended by substituting and adding the following definitions in lieu of or in addition to the versions of such terms and related definitions contained in the Agreement, as applicable, in the appropriate alphabetical order:

“Existing Notes Stated Maturity Date” means July 6, 2014.

“Financing” means, collectively, (i) the issuance and sale by the Borrowers of $7,184,573.64 aggregate principal amount of Existing Notes pursuant to this Agreement, (ii) the issuance and sale by the Borrowers of $15,000,000 aggregate principal amount of Acquisition Notes pursuant to this Agreement, (iii) the issuance and sale by the Borrowers of up to $24,000,000 aggregate principal amount of Revolving Notes pursuant to this Agreement and (iv) the issuance and sale by the Borrowers of $10,000,000 aggregate principal amount of Revenue Participation Notes pursuant to this Agreement and (iv) the entry into by the parties thereto of the other transactions contemplated by the Financing Documents.

“First Amendment Effective Date” means October 1, 2012.

“Non-Revolving Portion” means, the Special Advances and the First Amendment and Waiver Fee Advances in the aggregate principal amount of up to $6,000,000.

“Payment Event Date” means the earliest to occur of (a) the date of the completion of any equity offering of Capital Stock of any Company Party that results in gross proceeds of at least $5,000,000; (b) the date any Company Party receives any proceeds from the Program of $2,000,000 or more in the aggregate; (c) the date any Company Party receives proceeds of $1,000,000 or more in the aggregate from the California Energy Commission, whether in the form of a grant, loan, subsidy, tax credit or other similar benefit; and (d) February 1, 2013.

“Revolving Notes” means, collectively, the revolving notes to be issued by the Borrowers made payable to the Noteholders at the First Closing and any Subsequent Closing in the form attached hereto as Exhibit C-4 up to a maximum aggregate original principal amount of $24,000,000.

“Revolving Portion” means, the aggregate principal amount of up to $18,000,000.

“Special Advances” means the portion of the Revolving Notes issued on September 28, 2012 and October 1, 2012 in the original principal amount of $1,000,000 in the aggregate, together with the portion of the Revolving Notes issued after the First Amendment Effective Date in the original principal amount of $1,000,000 in the aggregate.

“Subsequent Closing” means, at the option of the Borrowers, one or more Closings for the purchase and sale of Revolving Notes following the First Closing, in each case as contemplated herein, provided that no more than $24,000,000 principal amount of Revolving Notes shall be issued and outstanding at any time.

(C)           Section 2.3 (Creation and Issuance of the  Notes). Section 2.3 of the Agreement is deleted in its entirety and replaced with the following:

“2.3         Creation and Issuance of the Notes. The Borrowers hereby create and authorize the Notes for issuance in the aggregate principal amount of up to $56,184,573.64. The Notes shall be dated as of their applicable Issue Date (including all replacement certificates issued in accordance with this Agreement) and will become due and payable, together with all accrued and unpaid interest thereon, on the Maturity Date.  Other than the Revolving Portion of the Revolving Notes, which may be re-issued once redeemed, neither the Non-Revolving Portion of the Revolving Notes nor any other Notes, may be re-issued once redeemed.”

(D)           Section 2.4 (Subsequent Closings and Revolving Notes). Section 2.4 of the Agreement is deleted in its entirety and replaced with the following:

“2.4          Subsequent Closings and Revolving Notes. Subject to the terms and conditions set forth in Section 2.2, on and after the date of this Agreement and upon written notice by the Borrowers to the Administrative Agent of not less than ten Business Days in substantially the form attached hereto as Exhibit B (each, a “Revolving Loan Request”), the Noteholders, severally, and not jointly, agree to issue Revolving Notes in an aggregate amount not to exceed at any time outstanding the amount identified in the Allocation Notice; provided, however, that (i) after giving effect to any outstanding Revolving Notes, the aggregate principal amount of all outstanding Revolving Notes shall not exceed $24,000,000, (ii) $4,000,000 of the Revolving Notes may only be used by the Borrowers to pay the First Amendment and Waiver Fee and for no other purpose (the “First Amendment and Waiver Fee Advances”) and (iii) once the portion of the Revolving Notes representing the First Amendment and Waiver Advances and the Special Advances have been redeemed, such amounts shall not be re-issued.  The aggregate principal amount of any new Revolving Notes issued at any Subsequent Closing must be at least $500,000 and in increments of $100,000. At each Subsequent Closing, the Borrowers shall deliver an officer’s certificate to the Administrative Agent and such other evidence reasonably acceptable to the Administrative Agent that the conditions precedent set forth in Section 2.2 have been met.”

(E)            Section 4.2(1) (Partial Redemption). Section 4.2(1) of the Agreement is deleted in its entirety and replaced with the following:

“4.2 Redemption on Occurrence of Certain Events.

(i)   Partial Redemption. Upon the occurrence of a Redemption Event, the Borrowers shall redeem that portion of the Notes equal to the net proceeds received by the Borrowers from such Redemption Event.  Upon the occurrence of any Redemption Event or in the event the Borrowers elect to redeem the Notes pursuant to this Agreement, the Borrowers shall redeem the Notes in the following order of priority: (a) the first $5,000,000 shall be applied to the Revolving Portions of the Revolving Note, (b) the Non-Revolving Portions of the Revolving Notes, (c) the Existing Notes, (d) the Acquisition Notes, (e) the Revenue Participation Notes, and (f) the Revolving Portions of the Revolving Notes.  Notwithstanding anything to the contrary, in the event that any Company Party completes an equity offering of Capital Stock that results in gross proceeds of at least $50,000,000, the Borrowers shall redeem the Revenue Participation Notes for an amount equal to the sum of the then outstanding principal balance, plus all accrued and unpaid interest owing thereon. In addition, to the extent that any Company Party completes an equity offering of Capital Stock that results in gross proceeds of at least $50,000,000 and any Note Indebtedness remains outstanding, the Borrowers shall redeem the Notes in an amount equal to 100% of the monthly Free Cash Flow of the Borrowers; provided, however, the Borrowers shall be permitted to make Revolving Loan Requests in accordance with Section 2.4 hereof.”

SECTION 3. Payments of Interest.  Notwithstanding anything to the contrary contained in the Agreement, for the period commencing on October 1, 2012 and ending on the Payment Event Date, interest on the Notes shall accrue as set forth in the Agreement but shall not be payable until the earlier of (i) the Payment Event Date and (ii) Agent’s declaration that all Note Indebtedness to be immediately due and payable pursuant to Section 8.2 of the Agreement. For any period following the Payment Event Date, interest on the Notes shall accrue and shall be payable as set forth in the Agreement. Notwithstanding the First Amendment Effective Date, the Borrowers hereby acknowledge that interest on the portion of the Special Advance made to Borrowers on September 28, 2012 in the amount of $607,864.91 shall accrue commencing on September 28, 2012, which interest shall be payable by the Borrowers.

SECTION 4. Limited Waiver.  Subject to the terms, covenants and conditions of this Amendment, Agent hereby waives the Borrowers’ obligation to pay or comply, and any Event of Default which has occurred or may occur solely as a result of such failures of the Borrowers to pay or comply with, the following:

(A)           the weekly redemptions in respect of the Existing Notes due September 21, 2012 and September 28, 2012 in the aggregate amount of $100,000 pursuant to Section 4.1(2) of the Agreement;

(B)           the redemption in respect of the Existing Notes in the amount of $300,000 pursuant to Section 4.1(3) of the Agreement for the quarter ending September 30, 2012;

(C)           any redemption in respect of any Existing Note pursuant to Section 4.1(1), (2) and (3) of the Agreement for the period commencing on the First Amendment Effective Date and ending on the Payment Event Date;

(D)           the Keyes Plant Minimum Quarterly Production covenant pursuant to Section 6.2(b) of the Agreement for the quarters ending September 30, 2012 and December 31, 2012;

(E)           the Free Cash Flow covenant pursuant to Section 6.2(a) of the Agreement for the quarter ending December 31, 2012; and

(F)           the payment of the Existing Notes Stated Maturity Date Extension Fee.

Except as expressly provided herein, nothing contained herein shall be construed as a waiver by Agent or Noteholders of any covenant or provision of the Agreement, the other Note Purchase Documents, or of any other contract or instrument among the Borrowers, any Company Party, Noteholders and Agent, and the failure of Agent or Noteholders at any time or times hereafter to require strict performance by the Borrowers or any Company Party of any provision thereof shall not waive, affect or diminish any right of Agent or Noteholders to thereafter demand strict compliance therewith.  Agent and Noteholders hereby reserve all rights granted under the Agreement, the Note Purchase Documents and any other contract or instrument among the Borrowers, any Company Party, Noteholders and Agent.

SECTION 5.Conditions to Effectiveness.  This Amendment, and the waivers contained herein, shall be effective only upon and subject to satisfaction of the following conditions precedent:

(A)           Agent shall have received this Amendment duly executed by the parties hereto.

(B)           Agent shall have received an amendment and waiver fee in the amount of $4,000,000 (the “First Amendment and Waiver Fee”), which First Amendment and Waiver Fee shall be deemed fully earned and nonrefundable and shall be payable in accordance with Section 6 hereof.

(C)           Agent shall have received payment in cash in the amount of $28,377.23 for certain unreimbursed costs and expenses payable by the Borrowers pursuant to the terms of the Agreement.

(D)           Agent shall have received the Amended and Restated Revolving Notes duly executed by the Borrowers in the original principal amount of $24,000,000.

(E)           Within 20 days following the First Amendment Effective Date, Agent shall have received (i) an amendment to each of the Mortgages duly executed by the Borrowers in a form acceptable to Agent,  (ii) a title endorsement issued by First American Title Insurance Company in favor of Agent insuring the priority of Agent’s Lien created by the Mortgages and (iii) evidence of the payment of real property taxes due and owing with respect to the Real Property subject to the Mortgages.

(F)           Agent shall have received a Reaffirmation to Unconditional Personal Guaranty, duly executed by Eric McAfee.

(G)           Agent shall have received a Reaffirmation of Guaranty, duly executed by the Guarantors.

(H)           Agent shall have received a Reaffirmation of Guaranty, duly executed by McAfee Capital LLC.

(I)            Agent shall have received a certificate of a Senior Officer of each Borrower certifying (1) that no change has occurred to the Organizational Documents of the Borrowers since certified copies thereof were previously delivered to the Agent, and (2) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of each Borrower authorizing the execution, delivery and performance of the Note Purchase Documents to which such Borrower is a party delivered in connection with this Amendment, including the issuance and sale of the Amended and Restated Revolving Note, and that such resolutions have not been modified, rescinded or amended and are in full force.

(J)           Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as Agent may reasonably request.

Each Borrower acknowledges and agrees that the failure to perform, or to cause the performance of, the foregoing covenants and agreements will constitute an Event of Default under the Agreement and Agent and Noteholders shall have the right to demand the immediate repayment in full in cash of all outstanding Indebtedness owing to Agent and Noteholders under the Agreement, the Notes and the other Note Purchase Documents.  In consideration of the foregoing and the transactions contemplated by this Amendment, each Borrower hereby (a) ratifies and confirms all of the obligations and liabilities of such Borrower owing pursuant to the Agreement and the other Note Purchase Documents and (b) agrees to pay all costs and expenses of Agent and Noteholders in connection with this Amendment.

SECTION 6. Payment of First Amendment and Waiver Fee.  The Borrowers shall pay the First Amendment and Waiver Fee as follows:

(A)           $1,000,000 of the First Amendment and Waiver Fee shall be added to the outstanding principal balance of the Revolving Notes as of the First Amendment Effective Date.

(B)           $1,000,000 of the First Amendment and Waiver Fee (“Partial Amendment Fee”) shall be paid on January 1, 2013, April 1, 2013 and July 1, 2013 (each, a “Fee Payment Date”). At the Borrowers’ option and with not less than 10 Business Days written notice to Agent of the Borrowers’ election prior to such Fee Payment Date, the Borrowers may elect to pay the Partial Amendment Fee due on such Fee Payment Date either (i) in shares of the common stock of Parent or (ii) as an addition to the outstanding principal balance of the Revolving Notes.

If the Borrowers elect to pay the portion of the Partial Amendment Fee in the common stock of Parent as set forth in Section 6(B) above, the number of shares will be calculated using the following formula based on the closing share price on the applicable Fee Payment Date as follows and stock certificates representing such shares shall be delivered to the Agent within five Business Days following the applicable Fee Payment Date to which such shares relate:

# of shares of common stock =	Amount of such Partial Amendment Fee

90% of closing price of common stock, as applicable

SECTION 7. Consent.  Subject to the terms, covenants and conditions of this Amendment, Agent consents to the Borrowers incurring additional unsecured debt, evidenced by the promissory notes in the original principal amount of up to $36,000,000 issued pursuant to the Note Purchase Agreement dated as March 4, 2011, amended January 19, 2012 and July 24, 2012 between the Parent, AE Advanced Fuels, Inc., Advanced BioEnergy, LP and its general partner Advanced BioEnergy GP, LLC (the “Advanced BioEnergy Agreement”), and agrees that such unsecured debt shall be considered “Permitted Indebtedness” for purposes of the Agreement.  Within 30 days after the First Amendment Effective Date, the Borrowers shall cause Advanced BioEnergy, LP and any other holder of the notes issued pursuant to the Advanced BioEnergy Agreement to deliver subordination agreements in favor of Agent on behalf of the Noteholders in form and substance acceptable to Agent.

SECTION 8. Agreement in Full Force and Effect as Amended.  Except as specifically amended or waived hereby, the Agreement and other Note Purchase Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Note Purchase Document or any right, power or remedy of Agent or Noteholders thereunder, nor constitute a waiver of any provision of the Agreement or any other Note Purchase Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Amendment shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Noteholders whether under the Agreement, the other Note Purchase Documents, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  This Amendment shall not constitute a novation or satisfaction and accord of the Agreement or any other Note Purchase Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Agreement and Note Purchase Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Note Purchase Documents to “the Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 9. Representations.  Each of the Parent and the Borrowers hereby represents and warrants to Agent and Noteholders as of the date of this Amendment as follows:  (A) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (B) the execution, delivery and performance by it of this Amendment and all other Note Purchase Documents executed and delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Entity or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Note Purchase Documents executed and delivered in connection herewith by or against it; (D) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) after giving effect to this Amendment, it is not in default under the Agreement or any other Note Purchase Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (G) the representations and warranties contained in the Agreement and the other Note Purchase Documents are true and correct in all material respects as of the date hereof as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 10. Miscellaneous.

(A)           This Amendment may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile or scanned signature and that it accepts the facsimile or scanned signature of each other party.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.  The use of the word “including” in this Amendment shall be by way of example rather than by limitation.  The use of the words “and” or “or” shall not be inclusive or exclusive.

(B)           This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Borrowers and Agent.  This Amendment shall be considered part of the Agreement and shall be a Note Purchase Document for all purposes under the Agreement and other Note Purchase Documents.

(C)           This Amendment, the Agreement and the Note Purchase Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)           Neither the Parent nor any Borrower may assign, delegate or transfer this Amendment or any of their rights or obligations hereunder.  No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Borrowers or any Company Party.  Nothing contained in this Amendment shall be construed as a delegation to Agent or Noteholders of the Borrowers or any Company Party’s duty of performance, including any duties under any account or contract in which Agent or Noteholders have a security interest or lien.  This Amendment shall be binding upon the Borrowers, the Parent and their respective successors and assigns.

(F)           All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent or Noteholders shall affect such representations or warranties or the right of Agent or Noteholders to rely upon them.

(G)           THE BORROWERS AND THE PARENT ACKNOWLEDGE THAT SUCH PERSON’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY NOTEHOLDER.  THE BORROWERS AND THE PARENT HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE AGENT AND EACH NOTEHOLDER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH PERSON MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER NOTE PURCHASE DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

{Signatures appear on following pages.}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORROWERS:

AEMETIS ADVANCED FUELS KEYES, INC.

By:	/s/ Eric A. McAfee
Name:	Eric A. McAfee
Title:	Chief Executive Officer

AEMETIS FACILITY KEYES, INC.

By:	/s/ Eric A. McAfee
Name:	Eric A. McAfee
Title:	Chief Executive Officer

PARENT:

AEMETIS, INC.

By:	/s/ Eric A. McAfee
Name:	Eric A. McAfee
Title:	Chief Executive Officer

Signature Page to Limited Waiver and Amendment No. 1

ADMINISTRATIVE AGENT:
THIRD EYE CAPITAL CORPORATION

By:	/s/ Arif N. Bhalwani
Name: Title:	Arif N. Bhalwani Managing Director

By:	/s/ David G. Alexander
Name: Title:	David G. Alexander Managing Director

NOTEHOLDERS: SPROTT ASSET MANAGEMENT GP INC., in its capacity as general partner of SPROTT ASSET MANAGEMENT L.P., in its capacity as Manager of SPROTT PC TRUST
By:	/s/ Steve Rastowsky
Name: Title:	Steve Rastowsky CFO

THIRD EYE CAPITAL CREDIT OPPORTUNITIES S.ar.l, it its capacity as Managing General Partner of THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND – INSIGHT FUND

By:	/s/ Richard Goddard
Name: Title:	Richard Goddard Manager

By:	/s/ Robert L. DeNormandie
Name: Title:	Robert L. DeNormandie Manager

Signature Page to Limited Waiver and Amendment No. 1